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                                                                      EXHIBIT 11

                         REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT, dated as of December 31, 1998 ("this Agreement"), is made by and between VITAFORT INTERNATIONAL CORPORATION, a Delaware corporation (the "Company"), and the persons or entities named on the signature page hereto (the "Initial Investors").

                              W I T N E S S E T H:

     WHEREAS, upon the terms and subject to the conditions of certain Warrants, dated as of December 31, 1998, issued to the Initial Investors by the Company (the "Warrants"), the Company has agreed to issue and sell to the Initial Investors shares of the Company's Common Stock upon the terms and conditions set forth in said Warrants;

     WHEREAS, the the Company desires to borrow from the Initial Investors $600,000 US, upon certain terms and conditions; and

     WHEREAS, to induce the Initial Investor to loan the $600,000 US to the Company, the Company has agreed to has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "Securities Act"), and applicable state securities laws with respect to the Common Stock issuable upon exercise of the Warrants;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Initial Investor hereby agrees as follows:

     1.  Definitions.

     (a) As used in this Agreement, the following terms shall have the following meaning:

     (i) "Closing Date" means December 31, 1998

     (ii) "Investors" mean the Initial Investors;

     (iii) "Potential Material Event" means any of the following: (i) the possession by the Company of material information not ripe for disclosure in a registration statement, which shall be evidenced by determinations in good faith by the Board of Directors of the Company that disclosure of such information in the registration statement would be detrimental to the business and affairs of the Company; or (ii) any material engagement or activity by the Company which would, in the good faith determination of the Board of Directors of the Company,


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be adversely affected by disclosure in a registration statement at such time, which determination shall be accompanied by a good faith determination by the Board of Directors of the Company that the registration statement would be materially misleading absent the inclusion of such information.

     (iv) "Register," "Registered" and "Registration" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the "SEC").

     (v) "Registrable Securities" means the Common Stock issuable upon exercise of the Warrants.

     (vi) "Registration Statement" means a registration statement or an amended registration statement of the Company under the Securities Act.

     (vii) As used in this Agreement, the term Investor includes (i) each Initial Investor and (ii) each person who is a permitted transferee or assignee of the Registrable Securities pursuant to the terms of the Warrants and Section 9 of this Agreement.

     2. Registration. The Company shall either have the Registrable Securities registered under (I) the Company's currently pending Form SB-2 Registration Statement or (ii) under a separate Registration Statement to be filed by the Company's counsel at the Company's sole cost and expense. In either event, an amendment to the Form SB-2 Registration Statement or a new Registration Statement shall be filed by the Company's counsel on or before the date required under Section 2 of the Registration Rights Agreement dated as of this date between the Company and Terra Healthy Living. In the event the Registration Statement is not filed on or before the foregoing date or the Company fails to use its reasonable best efforts to have the Registration Statement declared effective as promptly as feasible, then in such event the Company shall pay the Investor $100 per day until the Registration Statement is filed. The Investor is also granted additional Piggy-back registration rights, subject to the rights of other holders of the Company's securities entitled to registration rights, on any other Registration Statement (other than Form S-8, Form S-4 and any similar or successor forms) filings made by the Company. If at any time the number of shares of Common Stock into which the Warrant(s) may be converted exceeds the aggregate number of shares of Common Stock then registered, the Company shall, within ten (10) business days after receipt of written notice from any Investor, either (i) amend the Registration Statement filed by the Company pursuant to the preceding sentence, if such Registration Statement has not been declared effective by the SEC at that time, to register all shares of Common Stock into which the Warrant(s) may be converted, or (ii) if such Registration Statement has been declared effective by the SEC at that time,

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file with the SEC an additional Registration Statement on Form SB-
2 to register the shares of Common Stock into which the Warrants may be converted that exceed the aggregate number of shares of Common Stock already registered. The above damages shall continue until the obligation is fulfilled and shall be paid within 5 business days after each 30 day period, or portion thereof, until the Registration Statement is filed. Failure of the Company to make payment within said 5 business days shall be considered a default.

     The Company acknowledges that its failure to file with the SEC, said amendment to the Form SB-2 Registration Statement of a new Registration Statement no later than February 15, 1999, will cause the Initial Investor to suffer damages in an amount that will be difficult to ascertain. Accordingly, the parties agree that it is appropriate to include in this Agreement a provision for liquidated damages. The parties acknowledge and agree that the liquidated damages provision set forth in this section represents the parties' good faith effort to quantify such damages and, as such, agree that the form and amount of such liquidated damages are reasonable and will not constitute a penalty. The payment of liquidated damages shall not relieve the Company from its obligations to register the Common Stock and deliver the Common Stock pursuant to the terms of this Agreement and the Warrant.

     3.  Obligation of the Company.   In connection with the registration of the
Registrable Securities, the Company shall do each of the following:

     (a) Prepare promptly, and file with the SEC in accordance with Section 2 of this Agreement, an amendment to the currently pending Form SB-2 Registration Statement or a new Registration Statement, and thereafter use its reasonable best efforts to cause each Registration Statement relating to Registrable Securities to become effective five business days after notice from the SEC that the Registration Statement may be declared effective and keep the Registration Statement effective at all times until the earlier of the date after Investor has exercised all its Warrants and received free-trading unlegended common stock or the date nine months after the date the Registration Statement is initially declared effective by the SEC (the "Registration Period"). The amended or new Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

     (b) Prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration effective at all times during the Registration Period, and, during the Registration Period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the

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Company covered by the Registration Statement until such time as all of such
Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement;

     (c) Furnish to each Investor whose Registrable Securities are included in the Registration Statement and its legal counsel identified to the Company, (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one (1) copy of the Registration Statement, each preliminary prospectus and prospectus, and each amendment or supplement thereto, and (ii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents, as such Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor;

     (d) Use reasonable best efforts to (i) register and qualify the Registrable Securities covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions as the Investors who hold a majority in interest of the Registrable Securities being offered reasonably request and in which significant volumes of shares of Common Stock are traded, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof at all times during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualification in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions: provided, however, that the Company shall not be required in connection
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therewith or as a condition thereto to (A) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this
Section 3(d), (B) subject itself to general taxation in any such jurisdiction,
(C) file a general consent to service of process in any such jurisdiction, (D) provide any undertakings that cause more than nominal expense or burden to the Company or (E) make any change in its articles of incorporation or by-laws or any then existing contracts, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders;

     (e) As promptly as practicable after becoming aware of such event, notify each Investor of the happening of any event of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and uses its reasonable best efforts promptly to prepare a supplement or amendment to the Registration Statement or other appropriate filing with the SEC to correct such untrue statement or omission, and deliver a

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number of copies of such supplement or amendment to each Investor as such
Investor may reasonably request;

     (f) As promptly as practicable after becoming aware of such event, notify each Investor who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance by the SEC of any notice of effectiveness or any stop order or other suspension of the effectiveness of the Registration Statement at the earliest possible time;

     (g) Use its reasonable best efforts, if eligible, either to (i) cause all the Registrable Securities covered by the Registration Statement to be listed on a national securities exchange and on each additional national securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) secure designation of all the Registrable Securities covered by the Registration Statement as a National Association of Securities Dealers Automated Quotations System ("NASDAQ") "Small Capitalization" within the meaning of Rule 11Aa2-1 of the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the quotation of the Registrable Securities on the NASDAQ Small Cap Market; or if, despite the Company's commercially reasonable efforts to satisfy the preceding clause (i) or (ii), the Company is unsuccessful in doing so, to secure NASD authorization and quotation for such Registrable Securities on the over-the-counter bulletin board and, without limiting the generality of the foregoing, to arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. ("NASD") as such with respect to such registrable securities;

     (h) Provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement;

     (i) Cooperate with the Investors who hold Registrable Securities or, (subject to receipt by the Company of appropriate notice and documentation, as may be required by the Warrant or this Agreement), securities convertible into Registrable Securities being offered to facilitate the timely preparation and delivery of certificates for the Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates for the Registrable Securities to be in such denominations or amounts as the case may be, as the Investors may reasonably request, and, within three (3) business days after a Registration Statement which includes Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to the Investors whose Registrable Securities or securities convertible into Registrable Securities are included in such Registration Statement) an appropriate instruction and opinion of such counsel; provided, however, that nothing in this subparagraph shall be deemed to waive any of the provisions

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regarding the conditions or method of conversion of the Warrants into
Registrable Securities;

     (j) The Company shall permit a single firm of counsel designated by the Initial Investors to review the Registration Statement and all amendments and supplements thereto a reasonable period of time (but not less than three (3) business days) prior to their filing with the SEC, and not file any document in a form to which such counsel reasonably objects.

     (k) Notify the Holders of Registrable Securities to be sold, their Counsel and any managing underwriters immediately (and, in the case of (i)(A) below, not less than five (5) days prior to such filing) and (if request by any such Person) confirm such notice in writing no later than one (1) Business Day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is proposed to be filed; (B) whenever the Commission notifies the Company whether there will be a "review" of such Registration Statement; (C) whenever the Company receives (or representatives of the Company receive on its behalf) any oral or written comments from the Commission respect of a Registration Statement (copies or, in the case of oral comments, summaries of such comments shall be promptly furnished by the Company to the Holders); and (D) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) if at any time any of the representations or warranties of the Company contained in any agreement (including any underwriting agreement) contemplated hereby ceases to be true and correct in all material respects; (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (vi) of the occurrence of any event that to the best knowledge of the Company makes any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. In addition, the Company shall furnish the Holders with copies of all intended written responses to the comments contemplated in clause (C) of this Section 3(d) not later than one (1) Business Day in advance of the filing of such responses with the Commission so that the Holders shall have the opportunity to comment thereon.

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     (l)  Notwithstanding the foregoing, if at any time or from time to time after the date of effectiveness of the Registration Statement, the Company notifies the Investors in writing of the existence of a Potential Material Event, the Investors shall not offer or sell any Registrable Securities, or engage in any other transaction involving or relating to the Registrable Securities, from the time of the giving of notice with respect to a Potential Material Event until such Investor receives written notice from the Company that such Potential Material Event either has been disclosed to the public or no longer constitutes a Potential Material Event; provided, however, that the
                                               --------- --------
Company may not so suspend the right to such holders of Registrable Securities for more than one forty-five (45) day period in the aggregate during any 12-month period ("Suspension Period") with at least a ten (10) business day interval between such periods, during the periods the Registration Statement is required to be in effect;

     (m) Use its reasonable efforts to secure electronic over-the-counter bulletin board authorization and quotation for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. ("NASD") as such with respect to such Registrable Securities;

     (n) Take all other reasonable actions necessary to expedite and facilitate distribution to the Investor of the Registrable Securities pursuant to the Registration Statement; and

     4. Obligations of the Investors. In connection with the registration of the Registrable Securities, the Investors shall have the following obligations;

     (a) It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall timely furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities and shall timely execute such documents in connection with such registration as the Company may reasonably request. At least five (5) days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Investor of the information the Company requires from each such Investor (the "Requested Information"), if any. If at least two (2) business days prior to the filing date the Company has not received the Requested Information from an Investor (a "Non-Responsive Investor"), then the Company may file the Registration Statement without including Registrable Securities of such Non-Responsive Investor;

     (b) Each Investor by such Investor's acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by

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the Company in connection with the preparation and filing of the Registration
Statement hereunder, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from the Registration Statement; and

     (c) Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e) or 3(f), above, such Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(e) or 3(f) and, if so directed by the Company, such investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Investor's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

     (d) In the event the Company is in breach of any of the provisions of this Registration Rights Agreement, the Investor may choose any of the remedies or damages already provided in this Agreement or the Warrant.

     5. Expenses of Registration. (a) The Company shall bear all reasonable expenses, other than underwriting discounts and commissions incurred in connection with registrations, filing or qualifications pursuant to Section 3, but including, without limitations, all registration, listing, and qualifications fees, printers and accounting fees and the fees and disbursements of counsel for the Company and reasonable fees and disbursements of one counsel for the Initial Investor (not to exceed $2,500).

     (b) Neither the Company nor any of its subsidiaries has, as of the date hereof, nor shall the Company nor any of its subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Investor in this Agreement or otherwise conflicts with the provisions hereof.

     6. Indemnification. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

     (a) To the extent permitted by law, the Company will indemnify and hold harmless each Investor who holds such Registrable Securities, the directors, if any, of such Investor, the officers, if any, of such Investor, each person, if any, who controls any Investor within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Person"), against any losses, claims, damages, liabilities or expenses (joint or several) incurred (collectively, "Claims") to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements, omissions or violations of the Registration

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Statement or any post-effective amendment thereof, or any prospectus included therein: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or any prospectus included therein: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation under the Securities Act, the Exchange Act or any state securities law (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). The Company shall reimburse the Investors, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a) shall not
(i) apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(b) hereof; (ii) with respect to any preliminary prospectus, inure to the benefit of any such person from whom the person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or supplemented, if such prospectus was timely made available by the Company pursuant to Section 3(j) hereof; (iii) be available to the extent such Claim is based on a failure of the Investor to deliver or cause to be delivered the prospectus made available by the Company; or (iv) apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Each Investor will indemnify the Company, its officers, directors and agents (including Counsel) against any claims arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company, by or on behalf of such Investor, expressly for use in connection with the preparation of the Registration Statement, subject to such limitations and conditions as are applicable to the Indemnification provided by the Company to this Section 6.

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Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.

     (b) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this
Section 6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided,
                                                                     --------
however, that an Indemnified Person or Indemnified Party shall have the right to
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retain its own counsel with the reasonable fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. In such event, the Company shall pay for only one separate legal counsel for the Investors; such legal counsel shall be selected by the Investors holding a majority in interest of the Registrable Securities included in the Registration Statement to which the Claim relates. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

     7. Contribution. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided,
                                                               --------
however, that (a) no contribution shall be made under circumstances where the
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maker would not have been liable for indemnification under the fault standards set forth in Section 6; (b) no seller of Registrable Securities guilty or fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation; and (c) contribution by any seller of Registrable Securities shall be limited in amount to

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the net amount of proceeds received by such seller from the sale of such
Registrable Securities.

     8. Reports under Exchange Act. With a view to making available to the Investors the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to use its reasonable best efforts to:

     (a) make and keep public information available, as those terms are understood and defined in Rule 144;

     (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

     (c) furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and
(iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

     9. Assignment of the Registration Rights. The rights to have the Company register Registrable Securities pursuant to this Agreement shall be automatically assigned by the Investors to any transferee of in excess of fifty (50%) percent or more of the Registrable Securities (or all or any portion of any Warrant of the Company which is convertible into such securities) only if:
(a) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (i) the name and address of such transferee or assignee and (ii) the securities with respect to which such registration rights are being transferred or assigned, (c) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, and (d) at or before the time the Company received the written notice contemplated by clause (b) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein. In the event of any delay in filing or effectiveness of the Registration Statement as a result of such assignment, the Company shall not be liable for any damages arising from such delay, or the payments set forth in Section 2(c) hereof.

     10. Amendment of Registration Rights. Any provision of this Agreement may be amended and the observance thereof may be waived (either

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

generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and investors who hold a majority in interest of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company.

     11.  Miscellaneous.

     (a) A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company received conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

     (b) Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered (by hand, by courier, by telephone line facsimile transmission, receipt confirmed, or other means) or sent by certified mail, return receipt requested, properly addressed and with proper postage pre-paid (i) if to the Company, at its executive offices; (ii) if to the Initial Investor, at the address set forth under its name in the Warrant, with a copy to its designated attorney and (iii) if to any other Investor, at such address as such Investor shall have provided in writing to the Company, or at such other address as each such party furnishes by notice given in accordance with this Section 11(b), and shall be effective, when personally delivered, upon receipt and, when so sent by certified mail, four (4) business days after deposit with the United States Postal Service.

     (c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

     (d) This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the State of Delaware in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Investor for any reasonable legal fees and disbursements incurred by the Investor in enforcement of or protection of any of its rights under this Agreement.

     (e) If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

     (f) Subject to the requirements of Section 9 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

     (g) All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

     (h) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning thereof.

     (i) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by telephone line facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

     (j) The Company acknowledges that any failure by the Company to perform its obligations under Section 3(a) hereof, or any delay in such performance could result in loss to the Investors, and the Company agrees that, in addition to any other liability the Company may have by reason of such failure or delay, the Company shall be liable for all direct damages caused by any such failure or delay, unless the same is the result of force majeure. Neither party shall be liable for consequential damages.

     (k) This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof.

                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                      VITAFORT INTERNATIONAL, CORPORATION

                   By:  /s/ Mark Beychok
                       ------------------------------------
                   Name:    Mark Beychok
                   Title:   Chief Executive Officer



                          DOMINION CAPITAL FUND, LTD.


                   By:  /s/ Nina Ray
                       ------------------------------------
                   Name:    Nina Ray
                   Title:   Inter-Carribean Services
                              (Bahamas) Ltd.




                    SOVEREIGN PARTNERS LIMITED PARTNERSHIP


                   By:  /s/ Stephen Hicks
                       ------------------------------------
                   Name:    Stephen Hicks
                   Title: